                                                                    EXHIBIT 25.1

                      SECURITIES AND EXCHANGE COMMISSION

                             Washington, DC 20549

                       ________________________________

                                   FORM T-1

                  STATEMENT OF ELIGIBILITY AND QUALIFICATION
                  UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                   CORPORATION DESIGNATED TO ACT AS TRUSTEE

                       ________________________________

                      AMERICAN BANK NATIONAL ASSOCIATION
              (Exact name of Trustee as specified in its charter)

A National Banking Association                           41-0122055
(State of incorporation if not a national bank)          (IRS Employer
                                                         Identification No.)

101 East Fifth Street
Corporate Trust Department
St. Paul, Minnesota                                      55101
(Address of principal executive offices)                 (Zip Code)

                      AMERICAN BANK NATIONAL ASSOCIATION
                             101 East Fifth Street
                           St. Paul, Minnesota 55101
                                (612) 298-6280
       (Exact name, address, and telephone number of agent for service)

                       ________________________________
                          UIH Australia/Pacific, Inc.
              (Exact name of obligor as specified in its charter)

Colorado                                                 84-1341958
(State of incorporation or other                         (IRS Employer
jurisdiction)                                            Identification
                                                         incorporation or
                                                         organization)

4643 South Ulster Street
Denver, Colorado                                         80237
(Address of principal executive offices)                 (Zip Code)

                       ________________________________
                 14% Senior Discount Notes Due 2006, Series B
                        (Title of Indenture securities)
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Item 1.    General Information. Furnish the following information as to the
           -------------------
           trustee:

           (a) Name and address of each examining or supervising authority to which it is subject.

                  -Comptroller of the Currency
                   Treasury Department
                   Washington, DC
                  -Federal Deposit Insurance Corporation
                   Washington, DC
                  -The Board of Governors of the Federal Reserve System
                   Washington, DC

           (b)    The Trustee is authorized to exercise corporate trust powers.

                                    GENERAL

Item 2.    Affiliations With Obligor and Underwriters.  If the obligor or any
           ------------------------------------------
           underwriter for the obligor is an affiliate of the Trustee, describe each such affiliation.

           None
           See Note following Item 16.

Items 3-15 are not applicable because to the best of the Trustee's knowledge the
- --------------------------------------------------------------------------------
obligor is not in default under any Indenture for which the Trustee acts as
- ---------------------------------------------------------------------------
Trustee.
- --------

Item 16.    List of Exhibits.  Listed below are all the exhibits filed as a part
            ----------------   of this statement of eligibility and
                               qualification. Such exhibits are incorporated by reference from a previous filing under filing number 333-4402.

            Exhibit 1. Copy of Articles of Association of the trustee now in effect.

            Exhibit 2.    a.    A copy of the certificate of the Comptroller of
                                Currency dated June 1, 1965, authorizing
                                American Bank National Association to act as fiduciary.

                          b. A copy of the certificate of authority of the trustee to commence business issued
                                June 9, 1903, by the Comptroller of the
                                Currency to American Bank National Association.
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               Exhibit 3.    A copy of the authorization of the trustee to
                             exercise corporate trust powers issued by the Federal Reserve Board.

               Exhibit 4.    Copy of By-laws of the trustee as now in effect.

               Exhibit 5. Copy of each Indenture referred to in Item 4. Not applicable.

               Exhibit 6. The consent of the trustee required by Section 321(b) of the Act.

               Exhibit 7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.


                                     NOTE

    The answers to this statement insofar as such answers relate to what persons have been underwriters for any securities of the obligor within three years prior to the date of filing this statement, or what persons are owners of 10% or more of the voting securities of the obligor, or affiliates, are based upon information furnished to the Trustee by the obligor. While the Trustee has no reason to doubt the accuracy of any such information, it cannot accept any responsibility therefor.
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                                   SIGNATURE

    Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, a national banking association organized and existing under the laws of the United States, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, and its seal to be hereunto affixed and attested, all in the City of Saint Paul and State of Minnesota on the 5th day of June, 1996.

                                              AMERICAN BANK NATIONAL ASSOCIATION

[SEAL]


                                              Frank P. Leslie III
                                              -------------------
                                              Vice President
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                                   EXHIBIT 6


                                    CONSENT


    In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, American Bank National Association, hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated:  June 5, 1996


                                              AMERICAN BANK NATIONAL ASSOCIATION


                                               Frank P. Leslie IIII
                                               --------------------
                                               Vice President